Exhibit 4.6

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

DATED DECEMBER 24, 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST PHOENIX ADVISORS, THE INFORMATION AGENT.

Trade Street Residential, Inc.

Incorporated under the laws of the State of Maryland

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of Trade Street Residential, Inc.

Subscription Price: $6.33 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON JANUARY 10, 2013, UNLESS EXTENDED BY THE COMPANY

REGISTERED

        OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 1.3775 shares of Common Stock, with a par value of $0.01 per share, of Trade Street Residential, Inc., a Maryland corporation, at a cash subscription price of $6.33 per whole share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Trade Street Residential, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the cash subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Trade Street Residential, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

Each Rights holder must represent to us that, (1) after giving effect to the exercise of its Rights, it will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 9.8% of the Company’s issued and outstanding shares of Common Stock (calculated immediately upon closing of the Rights Offering after giving effect to the Backstop Commitment and Additional Purchase Commitments, as described in the Prospectus) and (2) if it already beneficially owns, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 9.8% of the Company’s issued and outstanding shares of Common Stock it will not, via the exercise of the Rights, increase its proportionate interest in the Company’s Common Stock.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Trade Street Residential, Inc. and the signatures of its duly authorized officers.

Dated:

Chief Financial Officer and Secretary	General Counsel and Assistant Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail or overnight courier:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for	shares x $6.33	= $
(no. of new shares)	(subscription price)	(amount enclosed)

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to 20% of the shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Privilege:

I apply for	shares x $6.33	= $
(no. of new shares)	(subscription price)	(amount enclosed)

(c)	Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Uncertified check payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”
☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Trade Street Residential, Inc., with reference to the rights holder’s name.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received                         of the subscription rights represented by this Subscription Rights Certificate are assigned to:

Social Security #

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that (1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 9.8% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the Rights Offering after giving effect to the Backstop Commitment and the Additional Purchase Commitments, each as described in the Prospectus) and (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 9.8% of the Company’s outstanding shares of Common Stock I will not, via the exercise of the Rights, increase my proportionate interest in the Company’s Common Stock (with respect to (1) or (2), any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to stockholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the $6.33 per share subscription price and the closing price of the Company’s Common Stock on the Nasdaq Global Market on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF TRADE STREET RESDIENTIAL, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AST PHOENIX ADVISORS, THE INFORMATION AGENT, AT (866) 620-8437.